EXHIBIT 99.1
                                                                    ------------



CONTACT: Investor Relations Department
         919-466-5492
         INVESTORRELATIONS@SPECTRASITE.COM




                 SpectraSite REPORTS FIRST QUARTER 2003 RESULTS



CARY, NC, MAY 8, 2003 - SpectraSite, Inc. (Ticker Symbol: SPCS), one of the largest wireless tower operators in the United States, today reported results for the first quarter ended March 31, 2003.

Total revenues for the first quarter of 2003 were $81.4 million, compared to $72.4 million for the first quarter of 2002. Site leasing revenues increased 16.1% percent to $76.6 million, up from $66.0 million for the same period in 2002. Revenues from broadcast services were $4.8 million for the first quarter of 2003 compared to $6.4 million for the first quarter of 2002. Operating income for the first quarter of 2003 was $5.3 million, up from an operating loss of $18.6 million for the same period in 2002. The Company's net income was $343.3 million for the first quarter of 2003 versus a net loss of $452.5 million during the first quarter of 2002. The company's net income during the quarter ended March 31, 2003, was primarily affected by a gain on the early extinguishment of debt related to the company's emergence from chapter 11 on February 10, 2003.

Net cash provided by operating activities increased to $17.8 million during the first quarter 2003 as compared to $4.2 million during the first quarter of 2002. Capital expenditures during the first quarter of 2003 were $5.0 million, down from $39.0 million for the same period in 2002.

EBITDA, defined as operating income (loss) before depreciation, amortization, accretion and non-cash compensation charges, increased to $38.2 million during the first quarter of 2003 from $26.3 million during the same period in the prior year. Net of the EBITDA contribution of the 545 SBC towers, which were sold on February 10, 2003, the company's EBITDA was $37.3 million during the first quarter of 2003.

Based on trailing twelve-month revenues on towers owned or operated as of March 31, 2002, same tower revenue growth was 16% and same tower cash flow (gross profit) increased 22%. At March 31, 2003, after the sale of 545 towers to Cingular, the Company owned or operated 7,488 towers, as compared to 8,015 towers at March 31, 2002.

Summarizing SpectraSite's first quarter results, Stephen H. Clark, President and CEO, stated, "We made a number of operational changes to our core leasing business during 2002 and the effects of those changes are becoming apparent in our operational and financial results. In May of 2002 we appointed Dale Carey President of our Wireless Division. Over the last year Dale has successfully built a talented team of individuals dedicated to achieving operational excellence. While the positive results of his team's efforts have been visible internally for quite some time, the financial impact is beginning to be visible as well. Though there are still reasons to remain cautious in terms of our outlook, I am exceptionally pleased with our first quarter performance."

For financial reporting purposes the effective date of the Company's emergence from chapter 11 is considered to be the close of business on January 31, 2003. The periods presented prior to January 31, 2003 have been designated "Predecessor Company" and the periods subsequent to January 31, 2003 have been designated "Reorganized

Company." As a result of the implementation of fresh start accounting, the financial statements of the Company after the effective date are not comparable to the Company's financial statements for prior periods.

The Company is not planning to host a conference call to discuss first quarter 2003 results. Additional information may be found in the Company's 10-Q report filed with the SEC or by accessing the Company's website at WWW.SPECTRASITE.COM.


NON-GAAP FINANCIAL MEASURES

The Company is disclosing EBITDA and Free Cash Flow calculations as non-GAAP financial measures to provide additional information. Management believes EBITDA, as defined above, is a useful measure of the current financial performance of our business, however, EBITDA is not intended to be an alternative measure of operating income as determined in accordance with generally accepted accounting principles. Free cash flow (deficit) consists of net cash provided by operating activities less capital expenditures. Free cash flow (deficit) is provided because it is a measure commonly used in the communications site industry as a measure of a company's ability to generate cash from operations. We believe that free cash flow (deficit) can assist in comparing company performance on a consistent basis and is useful in evaluating the Company's ability to execute our business strategy. Free cash flow (deficit) is not a measurement of financial performance under generally accepted accounting principles and should not be considered an alternative to net income or cash flows provided by (used in) operating activities as a measure of performance, cash flows or liquidity. Free cash flow (deficit) is not necessarily comparable with similarly titled measures for other companies. EBITDA and free cash flow (deficit) for the three months ended March 31, 2003 and 2002 are calculated below.

In addition to the non-GAAP Financial Measures discussed above, the Company also has provided a schedule of the revenues and tower cash flow (gross profit) generated during the quarter from the 545 SBC towers which were sold on February 10, 2003.

DETERMINATION OF QUARTERLY EBITDA


                                           QUARTER ENDED               QUARTER ENDED
(IN THOUSANDS)                             MARCH 31, 2003              MARCH 31, 2002
                                     -------------------------- ---------------------------
Operating income (loss)                                 $5,289                   $(18,629)
Plus:  depreciation,
amortization, & accretion                               32,901                      44,638
Plus:  non cash compensation
                                                             0                         289
                                     -------------------------- ---------------------------
EBITDA                                                 $38,190                     $26,298
                                     -------------------------- ---------------------------

DETERMINATION OF QUARTERLY FREE CASH FLOW


                                           QUARTER ENDED               QUARTER ENDED
(IN THOUSANDS)                             MARCH 31, 2003              MARCH 31, 2002
                                     -------------------------- ---------------------------

Net cash provided by operating
activities                                             $17,819                      $4,202
Less: purchases of property and
equipment                                              (4,992)                    (39,018)
                                     -------------------------- ---------------------------
FREE CASH FLOW (DEFICIT)                               $12,827                   $(34,816)
                                     -------------------------- ---------------------------


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

DETERMINATION OF QUARTERLY TOWER CASH FLOW ON 545 SBC TOWERS SOLD FEBRUARY 10, 2003


                                           QUARTER ENDED
(IN THOUSANDS)                            MARCH 31, 2003
                                     --------------------------
Revenues                                                $1,570
Less:  costs of site leasing
operations, excluding
depreciation, amortization, &
accretion                                                  660
                                     --------------------------
TOWER CASH FLOW                                           $910
                                     --------------------------


ABOUT SPECTRASITE, INC.

SpectraSite, Inc. (www.spectrasite.com), based in Cary, North Carolina, is one of the largest wireless tower operators in the United States. At March 31, 2003, SpectraSite owned or operated over 18,000 sites, including 7,488 towers primarily in the top 100 markets in the United States. SpectraSite's customers are leading wireless communications providers and broadcasters, including AT&T Wireless, ABC Television, Cingular, Nextel, Paxson Communications, Sprint PCS, Verizon Wireless and T-Mobile.

SAFE HARBOR

This press release and oral statements made from time to time by representatives of the Company may contain "forward-looking statements" concerning SpectraSite's future expectations, financial and operating projections, plans, strategies and the trading markets for its securities. These forward-looking statements are subject to a number of risks and uncertainties. The Company wishes to caution readers that certain factors may impact the Company's actual results and could cause results for subsequent periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Such factors include, but are not limited to (i) the interest of market makers and others in maintaining an active market for SpectraSite's securities, (ii) SpectraSite's substantial capital requirements and leverage, even after giving effect to its capital restructuring, (iii) market conditions, (iv) the Company's dependence on demand for wireless communications and related infrastructure, (v) competition in the communications tower industry, including the impact of technological developments and (vi) future regulatory actions and conditions in its operating areas. These and other important factors are described in more detail in Item 1a "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and in the Company's other SEC filings and public announcements. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

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